Exhibit 99.1

VIASPACE Subsidiary Signs Korea Manufacturing Agreement

Monday September 26, 9:20 am ET

Direct Methanol Fuel Cell Corporation Partners With SMC Co., Ltd.

PASADENA, Calif., Sept. 26 /PRNewswire-FirstCall/ — VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced today that its subsidiary company Direct Methanol Fuel Cell Corporation (DMFCC) has entered into a fuel cartridge design and manufacturing agreement with SMC Co., Ltd. of Korea. The announcement was made by Dr. Carl Kukkonen, CEO of VIASPACE and DMFCC.

DMFCC produces methanol fuel cartridges that provide the energy source for laptop computers and other portable electronic devices that will be powered by direct methanol fuel cells. SMC Co., Ltd. is a leading Korean supplier of lithium ion battery packs for portable electronic devices to OEMs worldwide.

Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. Direct methanol fuel cells are being developed for these applications by companies such as Samsung in Korea, and by Toshiba, NEC, Hitachi and Sanyo in Japan.

“We are extremely pleased to have SMC as a cartridge partner,” stated Dr. Kukkonen. “SMC is a trusted supplier to the portable electronics industry with quality manufacturing facilities in Korea and in China.” SMC will work jointly with DMFCC on cartridge design and safety certification. SMC will manufacture cartridges for DMFCC and will work with DMFCC on business development and marketing.

Mr. Dong-Oh Shin, SMC’s CEO, reports, “The fuel cell industry is important in Korea and worldwide. SMC and DMFCC will work together to provide the fuel cartridges needed to power portable electronic devices that use fuel cells.”

Direct Methanol Fuel Cell Corporation was represented in the by the law firms of Fish and Richardson in the US and Shin & Kim in Korea. SMC was represented by Bae, Kim and Lee.

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with unparalleled knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com.

About SMC Co., Ltd.:

SMC Co., Ltd., located at 398-1 Gochun-Dong, Euiwang-City, Kyonggi-Do, Republic of Korea, supplies lithium ion battery packs to OEMs of laptop computers, cell phones, PDAs, portable DVD players and other consumer electronics. SMC also produces Organic Light Emitting Diodes (OLED). SMC has manufacturing facilities in Korea and China.

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Source: VIASPACE Inc.